UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2007

QUANTUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13449	94-2665054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective March 17, 2007, Quantum Corporation (the “Company”) entered into a termination and release agreement with Howard L. Matthews, III, President and Chief Operating Officer, in connection with his departure from the Company. Pursuant to the terms of the agreement and his employment offer letter, Mr. Matthews will receive severance benefits, including a severance payment of $350,004 and the acceleration of the vesting of one-half of his unvested stock options and restricted stock. In addition, the exercise period of his vested stock options will be extended until December 31, 2007.

The full text of the agreement with Mr. Matthews is attached to this Form 8-K as an exhibit. The description above is qualified by reference to the actual text of the agreement.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On March 22, 2007, the Company announced that Howard L. Matthews, III, President and Chief Operating Officer, would be departing from the Company, effective April 30, 2007.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits	Description
	10.1	Termination Agreement and General Release, effective as of March 17, 2007, between Quantum Corporation and Howard L. Matthews III

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ SHAWN HALL
Shawn Hall
Vice President, General Counsel and Secretary

Dated: March 22, 2007

EXHIBIT INDEX

Exhibits	Description
10.1	Termination Agreement and General Release, effective as of March 17, 2007, between Quantum Corporation and Howard L. Matthews III